                                                                     EXHIBIT 3.2




                               ARTICLES OF MERGER
                                    BETWEEN
                      ALLIED CAPITAL FINANCIAL CORPORATION
                      AND ALLIED FINANCIAL CORPORATION II


         Pursuant to the provisions of Section 3-109 of the Maryland General Corporation Law (the "GCL"), the undersigned corporations hereby certify that:


                                   ARTICLE I.

                               AGREEMENT TO MERGE

         1.01. Allied Capital Financial Corporation, a Maryland corporation ("Acquiror"), and Allied Financial Corporation II, a Maryland corporation ("Acquiree"), each agree to the merger of Acquiree with and into Acquiror (the "Merger"). At the Effective Time (as defined in Section 7.01) of the Merger, Acquiree will be merged with and into Acquiror in accordance with the provisions of the GCL. Acquiror shall be the surviving corporation (the "Surviving Company") and shall continue in existence under its charter, as amended by these Articles of Merger, and its bylaws, and the separate existence of Acquiree shall cease. The terms and conditions of the Merger hereby agreed upon and the manner of carrying the same into effect are hereinafter set forth. From and after the Effective Time, Acquiror shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities, obligations, disabilities and duties of Acquiree.

         1.02. Acquiror and Acquiree intend that the Merger qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Acquiror and Acquiree also intend that this Agreement constitute a "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c).


                                  ARTICLE II.

                   PLACE OF INCORPORATION; PRINCIPAL OFFICES

         2.01. The name and place of incorporation of each party to these Articles is as follows:





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
                 Name                                                                Place
                 ----                                                                -----
                 Allied Capital Financial Corporation                                Maryland
                 Allied Financial Corporation II                                     Maryland

         2.02. The name and place of incorporation of the surviving corporation is as follows:

                 Name                                                                Place
                 ----                                                                -----
                 Allied Capital Financial Corporation                                Maryland

         2.03. The principal office of Acquiror is located in Baltimore City, Maryland.

         2.04. The principal office of Acquiree is located in Baltimore City, Maryland. Acquiree owns no interest in land in the State of Maryland.

                                  ARTICLE III.

                                   APPROVALS

         3.01. The terms and conditions of the transaction set forth in these Articles were advised, authorized and approved by each corporation party to these Articles in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:

         (a)     Acquiror

                 (i) The Board of Directors of Acquiror, at a meeting held on December 11, 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Acquiror.

                 (ii) The Merger was approved in accordance with the charter of Acquiror and the GCL by the sole stockholder of Acquiror on December 31, 1997 without a meeting of stockholders, and a written consent which sets forth the action of approving the Merger and is signed by the sole stockholder has been filed with Acquiror's records of stockholders meetings.

         (b)     Acquiree

                 (i) The Board of Directors of Acquiree, at a meeting held on December 11, 1997, adopted a resolution which declared that the Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the Merger be submitted for consideration at a special meeting of the stockholders of Acquiree.





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                 (ii)     The Merger was approved in accordance with the
         charter of Acquiree and the GCL by the sole stockholder of Acquiree on December 31, 1997 without a meeting of stockholders, and a written consent which sets forth the action of approving the Merger and is signed by the sole stockholder has been filed with Acquiree's records of stockholders meetings.


                                  ARTICLE IV.

               AMENDMENT TO THE CHARTER OF THE SURVIVING COMPANY

         The following amendments to the charter of Acquiror are to be effected as part of the Merger:

         4.01. Article III of the Amended and Restated Articles of Incorporation of Acquiror shall be amended to read in its entirety as follows:

         PRINCIPAL OFFICE; RESIDENT AGENT. The address of the principal office of the Corporation in the State of Maryland is: 11 East Chase Street / Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is: The Prentice-Hall Corporation System, Maryland / 11 East Chase Street / Baltimore, Maryland 21202.

         4.02. The first sentence of Article VII, Section A, of the Amended and Restated Articles of Incorporation of Acquiror shall be amended to read in its entirety as follows:

         The Corporation may provide indemnification only to the extent permitted in accordance with Sections C and D below.

         4.03. The first sentence of Article VII, Section B, of the Amended and Restated Articles of Incorporation of Acquiror shall be amended to read in its entirety as follows:

         Subject to the limitations and other provisions of Sections C and D below (including without limitation any personal liability arising out of a breach of a fiduciary duty under Section 314 of the Small Business Investment Act), to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages.

         4.04. The following text shall be inserted immediately after Article VII, Section C, of the Amended and Restated Articles of Incorporation of Acquiror and shall comprise in its entirety and be designated as Article VII, Section D:

         SEC LIMITATIONS. Notwithstanding any other provisions herein, the rights of the directors and officers of the Corporation under this
         Article VII shall also be subject





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         to the limitations imposed by the Investment Company Act of 1940, as amended, and any valid rule, regulation, or order of the Securities and Exchange Commission thereunder, in each case as now or hereafter in force.


                                   ARTICLE V.

                                 CAPITALIZATION

         5.01. The total number of shares of all classes and the total number of shares and par value of each class, and the aggregate par value of all the shares of all classes of which each party to these Articles has the authority to issue are as follows, immediately before the Merger:

                                                        Number         Par Value       Aggregate
        Name             Class of Stock                of Shares       per Share       Par Value
        ----             --------------                ---------       ---------       ---------
        Acquiror         Common Stock                   19,800,000     $  0.0001     $     1,980
        Acquiror         Preferred Stock                   200,000     $100.00       $20,000,000
                                                        ----------                    ----------
        Acquiror         TOTAL All Classes              20,000,000                   $20,001,980

        Acquiree         Common Stock                          100     $  1.00       $       100
        Acquiree         Preferred Stock                   200,000     $100.00       $20,000,000
                                                           -------                    ----------
        Acquiree         TOTAL All Classes                 200,100                   $20,000,100


                                  ARTICLE VI.

      MANNER OF EFFECTUATING THE MERGER AND CONVERTING OR EXCHANGING STOCK

         6.01. The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or for other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the shares of common stock of Acquiree ("Acquiree Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in the aggregate, cash in the amount of $0.05 (the "Consideration"), without interest, payable in full within one business day after the date when such holder satisfies the procedures set forth in subsection (b) of this Section 6.01. Following the Effective Time, all certificates or other instruments representing Acquiree Common Shares outstanding immediately prior to the Merger shall thereafter only represent the right to receive, upon surrender thereof, the Consideration. At the Effective Time, each of the Acquiree Common Shares outstanding immediately prior to the Effective Time (all of which shares will be converted into the right to receive the Consideration) shall be canceled and retired and shall cease to exist.





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         (b)     At the Effective Time, each of the shares of common stock of
Acquiror issued and outstanding immediately prior to the Effective Time, shall constitute and remain an identical outstanding share of the Surviving Company, without any action on the part of the holder thereof.

         6.02. After the Effective Time, the holder of the outstanding certificates theretofore representing Acquiree Common Shares may surrender the same to the Surviving Company or an agent appointed by it. Upon such surrender, such holder shall be entitled to receive in exchange the Consideration.


                                  ARTICLE VII.

                            EFFECTIVE TIME OF MERGER

         7.01. The Merger shall become effective as of 3:00 p.m. Eastern Standard Time on December 31, 1997 (the "Effective Time").

                             *         *         *



                        [Signatures on following page.]





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         IN WITNESS WHEREOF, each of ALLIED CAPITAL FINANCIAL CORPORATION and
ALLIED FINANCIAL CORPORATION II has caused these presents to be signed in its name and on its behalf, on December 31, 1997, by its Chairman of the Board and Chief Executive Officer who acknowledges these Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


WITNESS:                      ALLIED CAPITAL FINANCIAL CORPORATION
                              (a Maryland corporation)

 /s/ Tricia Benz Daniels
------------------------
Tricia Benz Daniels           By: /s/ William L. Walton
                                  ----------------------
Secretary                         William L. Walton
                                  Chairman of the Board and Chief Executive
                                  Officer

WITNESS:                      ALLIED FINANCIAL CORPORATION II
                              (a Maryland corporation)

 /s/ Tricia Benz Daniels
------------------------
Tricia Benz Daniels           By: /s/ William L. Walton
                                  ----------------------
Secretary                         William L. Walton
                                  Chairman of the Board and Chief Executive
                                  Officer




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